CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Combined Proxy Statement and Prospectus filed with Form N-14 under the Securities Act of 1933 related to the proposed combination of the Victory U.S. Government Obligations Fund with the Gradison Government Reserves Fund, of our report dated December 14, 2000 relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Report to the Shareholders of the Gradison Government Reserves Fund and our report dated December 18, 2000, relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Report to Shareholders of the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Fund For Income, Investment Quality Bond Fund, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Convertible Securities Fund, Real Estate Investment Fund, Value Fund, Established Value Fund, Diversified Stock Fund, Stock Index Fund, Growth Fund, Special Value Fund, Small Company Opportunity Fund, International Growth Fund, and Nasdaq-100 Index Fund, which reports are also incorporated by reference into the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Statements" in this Combined Proxy Statement and Prospectus filed with Form N-14 under the Securities Act of 1933 related to the proposed combination of the Victory U.S. Government Obligations Fund with the Gradison Government Reserves Fund.





/s/ PricewaterhouseCoopers LLP.

Columbus, Ohio
June 1, 2001